EXHIBIT 11


                                                               Hibbett Sporting Goods, Inc.
                                               Statement of Computation of Net Income Per Share




                                                       Fiscal Year Ended                   Twenty - Six Week Period Ended
                                           -------------------------------------           ------------------------------
                                           January 29,  January 28,  February 3,           July 29,             August 3,
                                               1994         1995         1996                1995                 1996
                                           -----------  -----------  -----------           -----------        -----------
                                            (52 Weeks)   (52 Weeks)   (53 Weeks)                     (Unaudited)
Net income .............................   $ 1,469,000  $ 2,389,000  $ 2,443,000           $ 1,310,000        $   826,000
                                           -----------  -----------  -----------           -----------        -----------
                                           -----------  -----------  -----------           -----------        -----------
Weighted average number of
  common and common equivalent
  shares outstanding(1):

Weighted average shares,
  excluding effect of stock options ....     6,504,521    6,504,521    5,820,763             6,504,521          3,834,262

Effect of stock options (2) ............             0            0       17,504                     0            103,962
                                           -----------  -----------  -----------           -----------        -----------

                                             6,504,521    6,504,521    5,838,267             6,504,521          3,938,224
                                           -----------  -----------  -----------           -----------        -----------
                                           -----------  -----------  -----------           -----------        -----------

Net income per share (1)................          $.23         $.37         $.42                  $.20               $.21
                                           -----------  -----------  -----------           -----------        -----------
                                           -----------  -----------  -----------           -----------        -----------

(1) All share and per share amounts have been retroactively restated for all periods presented to reflect the 1-for-6.1 reverse stock split discussed in Note 10 of Notes to Consolidated Financial Statements.

(2) Stock options have been included in the above computation utilizing the treasury stock method.